                                                                    Exhibit 12.0


                       TRI-STATE OUTDOOR MEDIA GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                           Year Ended December 31
                                                                    ------------------------------------
                                                                      1998          1999          2000
                                                                    --------      --------      --------
Loss before income taxes                                            $ (9,739)     $(11,453)     $(13,354)
Add
   Portion of rent expenses representative of the
     interest factor                                                   1,049         1,222         1,483
   Interest on indebtedness                                           10,417        13,006        13,731
                                                                    --------      --------      --------
           Income as adjusted                                       $  1,727      $  2,775      $  1,860
                                                                    ========      ========      ========

Fixed charges
   Interest on indebtedness                               (1)       $ 10,417      $ 13,006      $ 13,731
                                                                    --------      --------      --------

Rent:                                                                  3,146         3,667         4,451
                                                                    --------      --------      --------

Portion or rent expenses representative
   of interest factor                                     (2)          1,049         1,222         1,483
                                                                    --------      --------      --------

     Fixed charges                                      (1)+(2)     $ 11,466      $ 14,228      $ 15,214
                                                                    ========      ========      ========

Ratio of earnings to fixed charges                                  .15 to 1      .20 to 1      .12 to 1
                                                                    ========      ========      ========

Deficiency                                                          $  9,739      $ 11,453      $ 13,354
                                                                    ========      ========      ========





                                      F-17